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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

       Date of Report (Date of earliest event reported): April 28, 2000
                                                         --------------



                              SUNBASE ASIA, INC.
                              ------------------
            (Exact name of registrant as specified in its charter)




     NEVADA                 0-3132               94-1612110
-----------------        -----------         ------------------
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)


                        19/F, FIRST PACIFIC BANK CENTRE
                   51-57 GLOUCESTER ROAD, WANCHAI, HONG KONG
               ----------------------------------------------------
               (Address of principal executive offices)  (Zip Code)



    Registrant's Telephone Number, Including Area Code:   011-852-2865-1511
                                                          -----------------



                                 NOT APPLICABLE
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Sunbase Asia, Inc. ("Sunbase" or the "Company") entered into a Stock Purchase Agreement dated as of January 31, 2000 (the "Stock Purchase Agreement") by and among the Company, Smith Acquisition Company, Inc. d/b/a Southwest Products Company, Inc. ("Southwest Products"), Samuel T. Mok, as Voting Trustee of Southwest Products, and William McKay providing for the sale to William McKay of all of the common stock of Southwest Products. The Stock Purchase Agreement was amended on February 10, 2000 and April 10, 2000 and, on March 24, 2000, William McKay assigned his rights as the "buyer" named in the Stock Purchase Agreement to McKay, Brothers & Horany Acquisition Corp. ("MBH Corp."), which thereby became entitled to purchase the stock of Southwest Products under the Stock Purchase Agreement in place of William McKay.

     On April 28, 2000, the transactions contemplated by the Stock Purchase Agreement were consummated and the Company sold 100% of the issued and outstanding shares of Southwest Products for cash in the amount of $3,500,000 and the release of debt in the amount of US$3,951,717 owed by Southwest Products to the Company.

     MBH Corp. has three shareholders, William McKay (70%), Frank B. Brothers (15%) and Gary S. Horany (15%). William McKay was the Chief Executive Officer and a director of the Company until May 6, 1999. Mr. McKay was and is currently the Chief Executive Officer and President of Southwest Products. Messrs. Brothers and Horany were and are currently employees of Southwest Products.

     The Company will use the proceeds from the sale of Southwest Products (i) to pay professional expenses associated with such sale US$165,000, (ii) to pay in part certain indebtedness of the Company owed to institutional creditors US$2,600,000, and (iii) for general operating expenses US$735,000.

     The amount of consideration was determined in negotiations with the buyer, after consideration by the Company of an alternative but conditional proposal made by another potential buyer, which was located by an investment bank engaged by the Voting Trustee.

     A copy of the Agreement, along with the Assignment and Amendments thereto, are filed as Exhibits 2.1, 2.2, 2.3 and 2.4 hereto and incorporated herein by this reference. The summary of the Agreement, the Amendments and the Assignment above are qualified in their entirety by reference to the complete terms and conditions of those documents. A copy of a press release issued by the Company in connection with the closing of the transactions contemplated by the Agreement, as amended, is filed as Exhibit 99.1 hereto and incorporated herein by this reference.

                                       2
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ITEM 7.      EXHIBITS

(c)  Exhibits

     2.1 Stock Purchase Agreement dated as of January 31, 2000 among Sunbase Asia, Inc., Smith Acquisition Company, Inc. d/b/a Southwest Products Company, Inc., Samuel T. Mok, as Voting Trustee of Southwest Products Company, and William McKay.

     2.2 Letter Amendment dated February 10, 2000 among William McKay, Smith Acquisition Company d/b/a Southwest Products Company, Inc., Samuel T. Mok, as Voting Trustee and Sunbase Asia, Inc. amending the Stock Purchase Agreement.

     2.3 Assignment Rights in Stock Purchase Agreement dated March 24, 2000 among William McKay, Frank B. Brothers, Gary S. Horany, Smith Acquisition Company, Inc., d/b/a Southwest Products Company, Inc., Sunbase Asia, Inc. and Samuel T. Mok, as Voting Trustee, assigning William McKay's rights under the Stock Purchase Agreement.

     2.4 Letter Amendment dated April 10, 2000 among McKay, Brothers and Horany Acquisition Corp., William McKay, Smith Acquisition Company d/b/a Southwest Products Company, Inc., Samuel T. Mok, as Voting Trustee, and Sunbase Asia, Inc. amending the Stock Purchase Agreement.

     99.1      Press Release dated May 2, 2000.

                                       3
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 12, 2000
                                   SUNBASE ASIA, INC.



                                   By: /s/ (Roger) Li Yuen Fai
                                      ----------------------------------------
                                      (Roger) Li Yuen Fai
                                      Chief Financial Officer, Vice President
                                      and Director

                                       4
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                                 EXHIBIT INDEX

Exhibit No.  Description

     2.1 Stock Purchase Agreement dated as of January 31, 2000 among Sunbase Asia, Inc., Smith Acquisition Company, Inc. d/b/a Southwest Products Company, Inc., Samuel T. Mok, as Voting Trustee of Southwest Products Company, and William McKay.

     2.2 Letter Amendment dated February 10, 2000 among William McKay, Smith Acquisition Company d/b/a Southwest Products Company, Inc., Samuel T. Mok, as Voting Trustee and Sunbase Asia, Inc. amending the Stock Purchase Agreement.

     2.3 Assignment Rights in Stock Purchase Agreement dated March 24, 2000 among William McKay, Frank B. Brothers, Gary S. Horany, Smith Acquisition Company, Inc., d/b/a Southwest Products Company, Inc., Sunbase Asia, Inc. and Samuel T. Mok, as Voting Trustee, assigning William McKay's rights under the Stock Purchase Agreement.

     2.4 Letter Amendment dated April 10, 2000 among McKay, Brothers and Horany Acquisition Corp., William McKay, Smith Acquisition Company d/b/a Southwest Products Company, Inc., Samuel T. Mok, as Voting Trustee, and Sunbase Asia, Inc. amending the Stock Purchase Agreement.

     99.1      Press Release dated May 2, 2000.

                                       5